Exhibit 10.12

Amendment No. 4 to

OPERATIONS GROUP

SUBCONTRACT AGREEMENT

This Amendment No. 4 to the Operations Group Subcontract Agreement (hereinafter “Agreement”) between ALCATEL USA Marketing, Inc., (hereinafter “ALCATEL USA”) and Goodman Networks (G-Net) (hereinafter “Seller”) modifies the Agreement to the extent below.

1.	Replace paragraph 18.2 with the following:

18.2 Each Party (the “Indemnitor”) hereby indemnifies and holds the other Party (the “Indemnitee”), its directors, officers, agents, and employees harmless against any and all claims, actions, damages, liabilities, or expenses including reasonable attorney’s fees and other legal costs for injury to or death of any person, and for loss or damage to any and all tangible property arising out of the negligent or willful wrongful acts or omissions of the Indemnitor under this Agreement.

2.	All other terms and conditions remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the last date below.

GOODMAN NETWORKS (G-Net)		ALCATEL USA MARKETING, INC.
(SELLER)

By:	/s/ John A. Goodman	By:	/s/ Diane Taylor
Name:	John A. Goodman	Name:	Diane Taylor
Title:	COO	Title:	Sr. Manager Subcontractor Administration
Date:	06/13/2002	Date:	06/14/2002

Operation Group – Subcontract Agreement

Amendment 4